Exhibit 99.1
For additional information, contact:
Jim Kasim
Chief Financial Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 830
Santa Monica, CA 90401
(310) 395-2083
PACIFIC OFFICE PROPERTIES ANNOUNCES
FIRST QUARTER 2009 FINANCIAL RESULTS
Los Angeles, May 7, 2009 — Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office REIT, today announced its financial results for the three months ended March 31, 2009. This marks the Company’s fourth complete fiscal quarter since it completed its formation transactions on March 19, 2008, in which it acquired The Shidler Group’s Western U.S. office building portfolio. The Company also announced financial and portfolio highlights as well as recent corporate milestones.
Financial Highlights
•	No debt maturities in 2009 and only $69.5 million of consolidated mortgage debt maturities through 2015

•	Substantially all mortgage debt is fixed rate
Portfolio Highlights
•	Steady leasing activity results in total portfolio increasing to 85.39% leased at March 31, 2009 from 85.19% leased at December 31, 2008

•	Approximately 150,000 square feet of new and renewal leases signed during the three months ended March 31, 2009 compared to approximately 150,000 square feet during the three months ended December 31, 2008

•	75% of our revenues derived from one of the healthiest office markets in the U.S. (Honolulu)
Approximately 60% of the Company’s investment in real property consists of properties located in Honolulu, with approximately 74% of the Company’s net operating income for the three months ended March 31, 2009 being derived from this market. Honolulu’s office vacancy rate of 10% is the third lowest vacancy rate in the nation, according to a recent report published by CB Richard Ellis, Inc. and its vacancy rate is 35.5% below the national office vacancy rate of 15.5%.

First Quarter 2009 Financial and Operating Results
The Company reported Funds from Operations (FFO) for the three months ended March 31, 2009 of $1.73 million, or $0.10 per diluted share/common unit.
The Company also reported a net loss attributable to stockholders for the three months ended March 31, 2009 of $1.06 million, or ($0.35) per diluted share.
Recent Corporate Milestones
•	On March 3, 2009, the Board of Directors of the Company declared a cash dividend of $0.05 per share of our common stock for the first quarter 2009, which was paid on April 15, 2009 to shareholders of record on March 31, 2009.
•	The Company’s current total market capitalization exceeds $673 million. This includes approximately $424 million in consolidated debt and approximately $250 million in equity, assuming the conversion of all outstanding interests in our operating partnership, based on our closing price on the NYSE Amex on March 31, 2009.
•	As of March 31, 2009, the Company’s property portfolio, including those properties owned in partnership with institutional co-investors, included 23 office properties consisting of 40 office buildings totaling approximately 4.3 million leasable square feet.
“We are very pleased with our solid operations in spite of the challenging economic environment,” said Dallas E. Lucas, President and Chief Executive Officer of Pacific Office Properties Trust, Inc. “Leasing activity remains steady, which reflects the attractive market positioning of our properties together with our proactive leasing and management approach. Our stable portfolio, liquidity and favorable schedule of debt maturities, positions us well in a slowing economy to execute on our growth strategy and create additional value for our shareholders in the future.”
Supplemental Information
Supplemental financial information for the Company’s quarterly financial results may be accessed on the Company’s website under the Investor Relations section at www.pacificofficeproperties.com.
About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the Western U.S., focusing initially on the long-term growth sub-markets of Honolulu, San Diego, Los Angeles, and Phoenix. The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group, and an entity owned by the Company’s founders.
The Company’s strategy is to acquire, primarily in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management.

The Company continues in the tradition of The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.
Certain Information About Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should”, “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC. Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.
FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheet
(unaudited and in thousands, except share data)

March 31, 2009
ASSETS
Investments in real estate, net	$389,576
Cash and cash equivalents	6,537
Restricted cash	5,266
Rents and other receivables, net	5,387
Intangible assets, net	38,925
Other assets, net	5,383
Goodwill	61,519
Investment in unconsolidated joint ventures	11,149

Total assets	$523,742

LIABILITIES AND EQUITY
Mortgage and other collateralized loans, net	$400,080
Unsecured notes payable to related parties	23,776
Accounts payable and other liabilities	18,470
Acquired below market leases, net	11,186

Total liabilities	453,512

Non-controlling interests	69,859

Equity:
Proportionate Voting Preferred Stock	—
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding at March 31, 2009	—
Common Stock, $0.0001 par value, 200,000,000 shares authorized, 3,031,025 shares issued and outstanding at March 31, 2009	185
Class B Common Stock, $0.0001 par value, 200,000 shares authorized, 100 shares issued and outstanding at March 31, 2009	—
Additional paid-in capital	12,439
Retained deficit	(8,253)

Total equity	4,371

Total liabilities and equity	$523,742

Pacific Office Properties Trust, Inc
Consolidated Statement of Operations
(unaudited; in thousands except share and per share data)

For the three
months ended
March 31, 2009
Revenue:
Rental	$10,906
Tenant reimbursements	5,722
Parking	2,057
Other	85

Total revenue	18,770

Operating Expenses:
Rental property operating	9,915
General and administrative	1,149
Depreciation and amortization	6,527
Interest	6,719

Total operating expenses	24,310

Loss before equity in net earnings of unconsolidated joint ventures and non-operating income	(5,540)

Equity in net earnings of unconsolidated joint ventures	54
Non-operating income	3

Net loss	(5,483)

Less: net loss attributable to non-controlling interests	4,427

Net loss attributable to stockholders	$(1,056)

Net loss per common share — basic and diluted	$(0.35)

Weighted average number of common shares outstanding — basic and diluted	3,031,125

Pacific Office Properties Trust, Inc
Funds from Operations
(unaudited; in thousands except share and per share data)

For the three months
ended
March 31, 2009
Reconciliation of net loss attributable to stockholders to FFO:

Net loss attributable to stockholders	$(1,056)
Add: Depreciation and amortization of real estate assets	6,527
Depreciation and amortization of real estate assets - unconsolidated joint ventures	688
Less: Net loss attributable to non-controlling interests	(4,427)

FFO (1)	$1,732

FFO per share/common unit — basic and diluted	$0.10

Weighted average number of common shares and common share equivalents outstanding for FFO per share/common unit — basic and diluted (2)	17,330,392

Explanation of Notations

(1)	FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to stockholders (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
(2)	The weighted average number of common shares and common share equivalents outstanding — basic and diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the later of March 19, 2010 and the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event and not yet probable as of March 31, 2009. These common unit interests will become exchangeable for shares of our common stock one year after such conversion. Our outstanding preferred unit interests at March 31, 2009 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding limited preferred interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP. Assuming the full conversion of our outstanding preferred unit interests at March 31, 2009, our FFO per share/unit, on a fully diluted basis, would have been $0.03 for the three months then ended.
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